                                                                     EXHIBIT 4.2


                          SOMAXON PHARMACEUTICALS, INC.

                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


                                  JUNE 2, 2005
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                                TABLE OF CONTENTS
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                                                                                                                PAGE
SECTION 1.        CERTAIN DEFINITIONS.............................................................................1

SECTION 2.        COVENANTS OF THE COMPANY........................................................................3

         2.1      Financial Statements and Reports to Stockholders; Budget........................................3

         2.2      Inspection......................................................................................4

         2.3      Confidentiality.................................................................................4

         2.4      Proprietary Information and Inventions Agreements...............................................4

         2.5      Restriction on Sales by Employees...............................................................4

         2.6      Qualified Small Business........................................................................5

         2.7      Employee Stock..................................................................................5

         2.8      Board Meeting; Compensation of Directors........................................................5

         2.9      Compensation Committee..........................................................................5

         2.10     Board Approval. ................................................................................6

         2.11     Termination of Covenants........................................................................6

SECTION 3.        REGISTRATION RIGHTS.............................................................................7

         3.1      Demand Registration.............................................................................7

         3.2      Piggyback Registration.........................................................................10

         3.3      Expenses of Registration.......................................................................11

         3.4      Registration Procedures........................................................................11

         3.5      Information Furnished by Holder................................................................13

         3.6      Indemnification................................................................................13

         3.7      Limitations on Registration Rights Granted to Other Securities.................................15

         3.8      Transfer of Rights.............................................................................15

         3.9      Market Stand-off...............................................................................16

         3.10     No-Action Letter or Opinion of Counsel in Lieu of Registration;
                  Conversion of Convertible Securities...........................................................16

         3.11     Sale of Convertible Securities to Underwriter..................................................17

         3.12     Rule 144 Requirements..........................................................................17

         3.13     Termination of Company Agreements..............................................................17

SECTION 4.        RIGHT OF FIRST REFUSAL; RIGHT TO PURCHASE SHARES...............................................17

         4.1      Right of First Refusal.........................................................................17

         4.2      Right to Purchase in Connection with Initial Public Offering...................................19

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                                      - i -

                                TABLE OF CONTENTS
                                  (continued)

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
         4.3      Rights of Affiliated Investors.................................................................20

         4.4      Assignment.....................................................................................20

         4.5      Termination....................................................................................21

SECTION 5.        TRANSFERS OF SECURITIES BY INVESTORS...........................................................21

         5.1      Notices........................................................................................21

         5.2      Acceptance of Offer............................................................................21

         5.3      Allocation of Securities and Payment...........................................................21

         5.4      Failure to Exercise............................................................................21

         5.5      Assignment.....................................................................................22

         5.6      Permitted Transfers............................................................................22

         5.7      Termination....................................................................................22

SECTION 6.        MISCELLANEOUS..................................................................................22

         6.1      Entire Agreement; Successors and Assigns.......................................................22

         6.2      Aggregation of Stock...........................................................................22

         6.3      Governing Law..................................................................................23

         6.4      Counterparts...................................................................................23

         6.5      Headings.......................................................................................23

         6.6      Notices........................................................................................23

         6.7      Amendment of Agreement; Waivers................................................................23

         6.8      Amendment and Termination of Prior Rights Agreement............................................23

         6.9      Additional Investors...........................................................................23


                          SOMAXON PHARMACEUTICALS, INC.

                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

      THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "AGREEMENT") is made as of June 2, 2005, by and among SOMAXON PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), and each of the entities and persons listed on Schedule A hereto (collectively, the "INVESTORS").

                                    RECITALS

      A. The Company and certain of the Investors are parties to that certain Amended and Restated Investor Rights Agreement dated as of June 10, 2004 (the "PRIOR RIGHTS AGREEMENT").

      B. Certain of the Investors are purchasing shares of the Company's Series C Preferred Stock, par value $0.0001 per share (the "SERIES C PREFERRED STOCK"), and may purchase shares of the Company's Series C-1 Preferred Stock, par value $0.0001 per share (the "SERIES C-1 PREFERRED STOCK"), pursuant to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT").

      B. The obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement, and the parties to the Prior Rights Agreement desire to hereby amend and restate the Prior Rights Agreement in its entirety.

      THE PARTIES AGREE AS FOLLOWS:

SECTION 1. CERTAIN DEFINITIONS.

      As used in this Agreement, the following terms shall have the following respective meanings:

      (a) "AFFILIATE" shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

      (b) "BOARD" shall mean the Board of Directors of the Company.

      (c) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      (d) "CONVERTIBLE SECURITIES" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock.

      (e) "FORM S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

      (f) "HOLDER" shall mean any Person entering into this Agreement and any holder of outstanding Registrable Securities or an assignee or transferee of Registration rights as permitted by Section 3.8.

      (g) "INITIATING HOLDERS" shall mean Holders who in the aggregate hold at least twenty percent (20%) of the then outstanding Registrable Securities.

      (h) "MAJOR INVESTOR" shall mean any Holder who holds at least One Million (1,000,000) shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock, or any combination thereof.

      (i) "MATERIAL ADVERSE EVENT" shall mean an occurrence having a consequence that either (i) is materially adverse as to the business, properties, prospects or financial condition of the Company or (ii) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur would reasonably be expected to materially adversely affect the business, properties, prospects or financial condition of the Company.

      (j) "PERSON" shall mean an individual, a corporation, a partnership, a trust or unincorporated organization or any other entity or organization.

      (k) "PREFERRED DIRECTORS" shall have the meaning set forth in the Company's Restated Certificate of Incorporation.

      (l) "QUALIFIED PUBLIC OFFERING" shall mean a firmly underwritten public offering of the Company's Common Stock Registered on the Nasdaq National Market or the New York Stock Exchange under the Securities Act and involving gross proceeds to the Company of at least Thirty Million Dollars ($30,000,000) (prior to deduction for underwriters' discounts and other expenses relating to such public offering, including, without limitation, fees of the Company's counsel) and the price to the public is at least Three Dollars and Thirty-Seven and One-Half Cents ($3.375) per share (equitably adjusted for all stock splits, sub-divisions, stock dividends, combinations and the like).

      (m) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("REGISTRATION STATEMENT"), and the declaration or ordering of the effectiveness of such Registration Statement.

      (n) "REGISTRABLE SECURITIES" shall mean (i) all Common Stock not previously sold to the public issued or issuable upon conversion of any of the Convertible Securities purchased by or issued to the Investors, (ii) all shares of Common Stock owned by the Investors, (iii) any shares of Common Stock issued or issuable upon conversion of any Convertible Securities granted registration rights pursuant to Section 3.7 of this Agreement, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock described in clauses (i) through (iii) of this definition.

      (o) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 3.1 or 3.2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and fees and disbursements of not more than one (1) special counsel for the Holders (if different from the Company) not to exceed Twenty-Five Thousand Dollars ($25,000), blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

      (p) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      (q) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

      (r) "SERIES A PREFERRED STOCK" shall mean the Company's Series A Preferred Stock, par value $0.0001 per share.

      (s) "SERIES B PREFERRED STOCK" shall mean the Company's Series B Preferred Stock, par value $0.0001 per share.

      (t) "SERIES C DIRECTOR" shall have the meaning set forth in the Company's Restated Certificate of Incorporation.

      (u) "SPECIAL REGISTRATION STATEMENT" shall mean (i) a registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the resale of securities issued in such a transaction, or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. COVENANTS OF THE COMPANY

      2.1 Financial Statements and Reports to Stockholders; Budget. The Company shall deliver to each Investor:

          (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, stockholders' equity and cash flows for such year, which year-end financial reports shall be in reasonable detail and shall be accompanied by the opinion of independent public accountants of recognized standing selected by the Company.

          (b) For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least One Hundred Fifty Thousand (150,000) shares of Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like), as soon as practicable after the end of each fiscal quarter of the Company, and in any event within forty-five (45) days thereafter, unaudited financial statements of the Company on a quarterly basis prepared in accordance with generally accepted accounting principles and fairly reflecting the fiscal affairs of the Company to the date thereof (with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made).

          (c) For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least One Hundred Fifty Thousand (150,000) shares of Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like), as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each such month and consolidated statements of income and cash flow for such month and for the current fiscal year to date.

          (d) For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least One Hundred Fifty Thousand (150,000) shares of Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like) within sixty
(60) days prior to the end of each fiscal year, a Board-approved operating budget and plan forecasting the Company's monthly revenues, expenses and cash position respecting the next fiscal year.

          (e) Contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock.

      2.2 Inspection. For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least One Hundred Fifty Thousand (150,000) shares of Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like), the Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by each such Investor; provided, however, that the Company shall not be obligated pursuant to this
Section 2.2 with respect to a competitor of the Company or with respect to any information which it reasonably considers to be a trade secret or confidential information. The rights of an Investor under this Section 2.2 may not be assigned as part of such Investor's sale of any of the Registrable Securities or Convertible Securities except with the consent of the Company, which consent shall not be unreasonably withheld.

      2.3 Confidentiality. Each Investor agrees and will cause any representative of the Investor to hold in confidence and trust and not use or disclose any information provided to or learned by it in connection with its rights under this Section 2, except that such Investor may disclose such information to any general partner, limited partner, member, subsidiary or parent (and their respective representatives) of such Investor for the purpose of evaluating its investment in the Company as long as (a) such general partner, limited partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 2.3 and (b) such Investor uses its commercially reasonable efforts to ensure that such general partner, limited partner, member, subsidiary or parent holds such information in confidence and trust and will not use or disclose any information provided to or learned by it except as required by law. Notwithstanding the foregoing, however, the obligation of each Investor to hold information confidential as provided herein or any other document or agreement relating thereto shall not prohibit such Investor from disclosing such information: (i) to its board of directors, investment advisers, attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that such persons agree to hold such information confidential as provided herein and in such provisions (as modified by this paragraph); (ii) to any prospective purchaser of any shares of the Company owned by such Investor as long as such prospective purchaser agrees in writing to be bound by the confidentiality provisions as provided herein or in such provisions (as modified by this paragraph); (iii) to such Investor's investment advisor or any investment companies managed by such Investor's investment advisor, provided that such persons agree to hold such information confidential as provided herein or in such provisions (as modified by this paragraph); or (iv) as required by applicable law or regulation, regulatory body, stock exchange, court or administrative order, or any listing or trading agreement concerning such Investor or the Company. Furthermore, nothing in this Section 2.3 shall restrict any Investor's ability to disclose the existence or nature of its relationship with the Company, the nature or amount of its investment in securities of the Company or to provide its affiliates with quarterly, annual or other reports and such other information about the Company prepared by such Investor in the ordinary course of its business, provided that said Investor takes commercially reasonable measures to ensure that any such affiliates protect the confidential nature of such confidential information.

      2.4 Proprietary Information and Inventions Agreements. The Company agrees to require each employee and officer of the Company to execute employment and proprietary information and inventions agreements and each consultant and advisor of the Company to execute an agreement that provides for confidential treatment of the Company's proprietary information as a condition of employment or continued employment or engagement, as the case may be, unless otherwise approved by the Board.

      2.5 Restriction on Sales by Employees. The Company and Holders agree that, until the time of a Qualified Public Offering, first, the Company, and second, the Investors will have a right of first refusal on all transfers of Common Stock by employees of the Company, subject to transfers to family members or trusts for the benefit of family members and other limited exceptions as determined by the Board. The Company agrees to include appropriate language to this effect in its Bylaws or in future employment agreements, stock option and/or restricted stock grants, or other similar agreements with employees.

      2.6 Qualified Small Business. The Company covenants that so long as any Convertible Securities, or the Common Stock into which such shares are converted, are held by a Holder in whose hands such shares of Common Stock are eligible to qualify as "qualified small business stock" as defined in Section 1202(c) of the of the Internal Revenue Code of 1986, as amended (the "CODE") ("QUALIFIED SMALL BUSINESS STOCK"), it will (i) comply with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock and (ii) execute and deliver to each Holder, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Convertible Securities, or the Common Stock into which such shares are converted, to qualify as Qualified Small Business Stock. The Company shall submit to the Investors and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a written statement informing the Investor whether, in the Company's good-faith judgment after a reasonable investigation, such Investor's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code, or would constitute "qualified small business stock," if determination of whether stock constitutes "qualified small business stock" were made by taking into account the modifications set forth in Section 1045(b)(4) of the Code. The Company's obligation to furnish a written statement pursuant to this Section 2.6 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.

      2.7 Employee Stock. With respect to any shares issued or options or rights granted to employees, consultants and directors after the date hereof, unless otherwise approved by the Board (including at least two (2) of the Preferred Directors), the Company shall cause each employee, consultant, and director of the Company to enter into an agreement providing for vesting of such shares or options or rights over forty-eight (48) months, with no shares or options or rights being vested for twelve (12) months from the date of commencement of services in the case of stock or option grants for new hires, or the date of issuance or grant in the case of subsequent stock or option grants, at which time 1/4th of the shares or options or rights shall be vested and 1/48th of such shares, options or rights shall be vested monthly thereafter. Any options providing for early exercise and any grant of restricted stock shall provide for a repurchase option so that upon termination of the employment or consulting relationship of the stockholder, the Company or its assignee (to the extent permissible under applicable securities law qualification) retains the option to repurchase at cost any unvested shares held by such stockholder.

      2.8 Board Meeting; Compensation of Directors. The Company hereby covenants that so long as the holders of the Convertible Securities are entitled to appoint any members of the Board pursuant to the Company's Restated Certificate of Incorporation, the Board shall not meet less frequently than quarterly. All non-employee directors will be compensated by the Company identically; provided however, that additional compensation may be provided to the Chairman of the Board or the Chairman of any Committee of the Board provided that such compensation is approved by the Board, including the approval of at least two
(2) of the Preferred Directors. All out-of-pocket and travel expenses of the directors incurred in attending Board meetings (or meetings of committees thereof) or in connection with the performance of their duties as directors shall be paid or reimbursed promptly by the Company.

      2.9 Compensation Committee. The Company hereby covenants to establish and maintain a Compensation Committee of the Board of Directors, which shall include at least one (1) Series C Director.

      2.10 Board Approval. So long as at least Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Four (3,333,334) shares of Series C Preferred Stock remain outstanding (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations), the Company shall not (by amendment, merger, consolidation or otherwise), unless otherwise approved by the Board (including at least two (2) of the Preferred Directors):

            (a) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

            (b) make any loan or advance to any Person, including any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of a employee stock or option plan approved by the Board;

            (c) guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

            (d) make any investment other than as set forth in the Company's investment policy or investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of One Hundred Million Dollars ($100,000,000.00) or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two (2) years;

            (e) incur any aggregate indebtedness in excess of Five Hundred Thousand Dollars ($500,000.00) that is not already included in a budget approved by the Board, other than trade credit incurred in the ordinary course of business;

            (f) enter into or be a party to any transaction with any director, officer or employee of the Company or any "associate" (as defined in Rule 12b-2 promulgated under the Exchange Act of 1934, as amended) of any such person, except for arms-length transactions;

            (g) hire, fire, or change in any material respect the compensation of the executive officers, including approving any option plans;

            (h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

            (i) sell, transfer, license, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business; or

            (j) make any material investments, joint ventures, or acquisitions.

      2.11 Termination of Covenants. The covenants of the Company set forth in this Section 2 shall be terminated and be of no further force or effect upon the earlier of (a) the effective date of the Company's Registration Statement filed in connection with the Company's first Qualified Public Offering and (b) the date when no shares of Registrable Securities or Convertible Securities shall be outstanding.

SECTION 3. REGISTRATION RIGHTS

3.1      Demand Registration.

      3.1.1. Request for Registration on Form other than Form S-3. Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after six (6) months after the effective date of the Company's initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of at least twenty percent (20%) of the then outstanding Registrable Securities, the reasonably anticipated aggregate offering price to the public of which would exceed Five Million Dollars ($5,000,000), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, use its reasonable best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 3.1.1:

            (i) after the Company has effected two (2) such Registrations pursuant to this Section 3.1.1 and such Registrations have been declared effective;

            (ii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to any public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

            (iii) if within thirty (30) days of receipt of a written request from the Initiating Holders pursuant to Section 3.1.1, the Company gives notice to the Holders of the Company's intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement, within ninety (90) days; or

            (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3.1.3 below.

      3.1.2. Right of Deferral of Registration on Form other Than Form S-3. If the Company shall furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 3.1.1, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than one hundred eighty
(180) days from delivery of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.

      3.1.3. Request for Registration on Form S-3. Subject to the terms of this Agreement, in the event that the Company receives from a Holder or Holders a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to Register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities which such Holders in their good faith discretion determine would have an anticipated offering price of at least One Million Dollars

($1,000,000), the Company will promptly give written notice of the proposed Registration to all the Holders and will as soon as practicable use its best efforts to effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within thirty (30) days after written notice from the Company of the proposed Registration. There shall be no limit to the number of occasions on which the Company shall be obligated to effect Registration under this Section 3.1.3, but the Company shall not be required to effect more than two (2) such Registrations in any twelve (12)-month period. Notwithstanding the foregoing, the Company shall not be obligated to effect any Registration pursuant to this
Section 3.1.3:

                  (i) if Form S-3 is not available for such offering by the Holders;

                  (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000);

                  (iii) if within thirty (30) days of receipt of a written
                        request from any Holder(s) pursuant to this Section 3.1.3, the Company gives notice to such Holder(s) of the Company's intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement; or

                  (iv) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 3.1.3, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than one hundred eighty (180) days from delivery of the request of the Holders requesting such Registration; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.

      3.1.4. Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 3 may, subject to the provisions of Section 3.1.5, include securities of the Company other than Registrable Securities.

      3.1.5. Underwriting in Demand Registration.

            a.    Notice of Underwriting.

                  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company, as a part of their request made pursuant to this Section 3.1.1, and the Company shall include such information in the written notice referred to in Section 3.1.1 or 3.1.3. The right of any Holder to Registration pursuant to Section 3 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

            b.    Inclusion of other Holders in Demand Registration.

                  If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities issued by the Company other than

Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 3.1.

            c.    Selection of Underwriter in Demand Registration.

                  The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative ("UNDERWRITER'S REPRESENTATIVE") of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being Registered by the Initiating Holders and agreed to by the Company.

            d.    Marketing Limitation in Demand Registration.

                  In the event the Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first the securities other than Registrable Securities and (ii) next the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.1.5(d) shall be included in such Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter's Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

            e.    Right of Withdrawal in Demand Registration.

                  If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven (7) business days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

      3.1.6. Blue Sky in Demand Registration. In the event of any Registration pursuant to Section 3.1, the Company will exercise its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) at the expense of the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

      3.2   Piggyback Registration.


            3.2.1. Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand Registration rights) on a form that would be suitable for a Registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within fifteen (15) days after delivery of such written notice from the Company.

            3.2.2. Underwriting in Piggyback Registration.

            a.    Notice of Underwriting in Piggyback Registration.

                  If the Registration of which the Company gives notice pursuant to Section 3.2.1 is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this
Section 3. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.2.

            b.    Marketing Limitation in Piggyback Registration.

                  In the event the Underwriter's Representative advises the Holders seeking Registration of Registrable Securities pursuant to Section 3.2 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 3.2.2(b)) may:

                        i. in the case of the Company's initial Registered public offering, exclude some or all Registrable Securities from such Registration and underwriting; and

                        ii. in the case of any subsequent registered public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than thirty percent (30%) of the securities included in such Registration (based on aggregate market values).

            c.    Allocation of Shares in Piggyback Registration.

                  In the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 3.2.2(b), the number of shares to be included in such Registration shall be allocated (subject to Section 3.2.2(b)) in the following manner: The number of shares, if any, that may be included in the Registration and underwriting by selling stockholders shall first be allocated among all the requesting Holders pro rata according to the respective amounts of Registrable Securities entitled to be included in such offering by such requesting Holders and then among all other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.2.2(c) shall be included in the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter's Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

                  d. Withdrawal in Piggyback Registration.

                        If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) business days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

            3.2.3. Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to Section 3.2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

            3.3 Expenses of Registration. All Registration Expenses incurred in connection with two (2) Registrations pursuant to Section 3.1.1, all Registrations pursuant to Section 3.1.3 (Form S-3) and all Registrations pursuant to Section 3.2 shall be borne by the Company. All Registration Expenses incurred in connection with any other registration, qualification or compliance shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 3.1 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand Registration pursuant to Section 3.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event either (i) not known to the Holders at the time of their request or (ii) not made known to the Holders within fifteen (15) days after their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.1. All Selling Expenses shall be borne by the respective holders of the securities Registered pro rata on the basis of the number of shares registered.

            3.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will:

                  (a) Keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (i) use its best efforts to keep such Registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the

                        Registration Statement relating thereto, whichever first occurs; and (ii) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request. With respect to clause (i) of the preceding sentence, the Company may at any time upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the "SUSPENSION PERIOD") delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. In the event that the Company shall exercise its rights hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities proposed to be sold by the Holders in the applicable Registration, which consent shall not be unreasonably withheld. If so directed by the Company, the Holders shall use their best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holders' possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding anything to the contrary contained herein, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for a period of up to one hundred twenty (120) days;

                  (c) Promptly notify each Holder of Registrable Securities covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the Commission, and furnish without charge to the appropriate Holders and managing underwriters, if any, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders and any underwriters may reasonably request;

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions except as may be required by law;

                  (e) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (f) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

                  (h) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then applicable standards of professional conduct permit said letter to be addressed to the Holders).

      3.5 Information Furnished by Holder. It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

      3.6 Indemnification.

            3.6.1. Company's Indemnification of Holders. To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or Exchange Act or state or federal law applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 3.6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

            3.6.2. Holder's Indemnification of Company. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers that has signed the registration statement, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or Exchange Act or state or federal law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that each Holder's liability under this Section 3.6.2 shall be several, and not joint with other Holders, and shall not exceed such Holder's net proceeds from the offering of securities made in connection with such Registration.

            3.6.3. Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 3.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 3.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the indemnifying party and the indemnified party in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 3.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 3.6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 3.6.

            3.6.4. Contribution. If the indemnification provided for in this
Section 3.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that, in no event shall any contribution by a Holder under this Subsection 3.6 exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            3.6.5. Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            3.6.6. Survival. The obligations of the Company and Holders under this Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise. No indemnifying party, in defense of any claim of litigation set forth under this
Section 3.6, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      3.7 Limitations on Registration Rights Granted to Other Securities. From and after the date of this Agreement, the Company shall not enter into any other agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any information or Registration rights, except that, with the consent of the Holders of a majority of the Convertible Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

      3.8 Transfer of Rights. The rights to information under Section 2 and the right to cause the Company to Register securities granted by the Company to the Investors under Sections 3.1 and 3.2 may be assigned by any Holder to a transferee or assignee of any Convertible Securities not sold to the public acquiring at least One Hundred Fifty Thousand (150,000) shares of such Holder's Convertible Securities

(equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like); provided, however, that (i) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned, and (ii) with respect to the rights to information and inspection under Section 2, the transferee or assignee of such rights must not be a person deemed by the Board, in its best judgment, to be a competitor or potential competitor of the Company. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, (a) any Holder which is a partnership may transfer such Holder's rights to such Holder's constituent partners, limited partners, retired partners (including spouses, ancestors, lineal descendants and siblings of such partners or spouses who acquire Convertible Securities or Registrable Securities by gift, will or intestate succession), (b) any Holder which is a natural person may transfer such Holder's rights to any immediate family member, niece or nephew or to any trust created for the benefit of such Holder or his or her immediate family members, nieces or nephews, and (c) any Holder may transfer such Holder's rights to an Affiliate, subject in each case to such transferee's agreeing to be bound by the rights and restrictions of this Agreement. The rights under Sections 4 and 5 may be assigned by an Investor only as provided in such Sections.

      3.9 Market Stand-off. If requested in writing by the underwriters for the initial public offering of the Company's Common Stock, each holder of Registrable Securities who is a party to this Agreement shall agree not to sell publicly any shares of Registrable Securities or any other securities of the Company (other than shares of Registrable Securities or other securities of the Company being registered in such offering), without the consent of such underwriters, for a period of not more than one hundred eighty (180 days) following the effective date of the registration statement relating to such offering; provided, however, that the Company shall use commercially reasonable efforts to convince such managing underwriters to allow for alternative means of liquidity for the holders if, in the opinion of such managing underwriters, such liquidity can be provided without an adverse impact on such initial public offering; and, provided, further, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this section. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company, or the Company's underwriters, which are consistent with the foregoing, or which are reasonably necessary to give further effect thereto.

      3.10 No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Convertible Securities. Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Agreement in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (such as including, without limitation, the inclusion of such Registrable Securities in an underwriting initiated by either the Company or the Holders), or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition, the shares included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 3.10 does not apply. The Registration rights of the Holders of Convertible Securities set forth in this Agreement are conditioned upon the conversion of the Convertible Securities with respect to which Registration is sought into Common Stock prior to the effective date of the Registration Statement.

      3.11 Sale of Convertible Securities to Underwriter. Notwithstanding any provision in this Agreement to the contrary, in lieu of converting any Convertible Securities prior to the filing of any Registration Statement filed pursuant to this Agreement, the holder of such Convertible Securities may sell such Convertible Securities to the underwriters of the offering being Registered upon the undertaking of such underwriters to convert the Convertible Securities on or prior to the closing date of the offering. If and when the Convertible Securities are converted in accordance with their applicable terms and conditions, the Company agrees to cause the Common Stock issuable on the conversion of the Convertible Securities to be issued within such time period as will permit the underwriters to make and complete the distribution contemplated by the underwriting.

      3.12 Rule 144 Requirements. Immediately after the date on which a Registration Statement filed by the Company under the Securities Act becomes effective, the Company shall undertake to make publicly available, and available to the Holders of Registrable Securities, such information as is necessary to enable the holders of Registrable Securities to make sales of Registrable Securities pursuant to Rule 144 of the Commission under the Securities Act. The Company shall furnish to any holder of Registrable Securities, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

      3.13 Termination of Company Agreements. The Registration rights set forth in Sections 3.1 and 3.2 shall terminate seven (7) years after the effective date of the Company's Registration Statement filed in connection with the Company's first Qualified Public Offering or, as to any Holder, at any time following the effective date of the Company's first Qualified Public Offering, when such Holder is entitled to sell all of such Investor's Registrable Securities pursuant to Rule 144 (including Rule 144(k)) of the Commission under the Securities Act.

SECTION 4. RIGHT OF FIRST REFUSAL; RIGHT TO PURCHASE SHARES

      4.1 Right of First Refusal.

            4.1.1. Generally. The Company hereby grants to each Investor the right of first refusal to purchase such Investor's pro rata share of New Securities (as defined below) which the Company may from time to time propose to sell and issue (the "RIGHT OF FIRST REFUSAL"). For purposes of the Right of First Refusal an Investor's pro rata share (the "ROFR PRO RATA SHARE") shall be determined as follows: an Investor's pro rata share shall be equal to that number or amount of New Securities to be sold multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Investors (including shares of Common Stock issuable upon the conversion of all Convertible Securities and the exercise of all options and warrants owned by such Investor) and the denominator of which shall be the total number of shares of the Company's Common Stock deemed to be outstanding assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants. Notwithstanding the foregoing, any Investor may, at the time it accepts the Company's offer, subscribe to purchase any or all of the securities offered ("OVERSUBSCRIPTION SECURITIES") which may be available as a result of the rejection, or partial rejection, of the offer by other Investors. All such Oversubscription Securities shall be allocated on a pro rata basis among those Investors subscribing to purchase them. Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. The Right of First Refusal shall be subject to the following provisions:

            4.1.2. Definition of New Securities. "NEW SECURITIES" shall mean any shares of Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase such shares of Common Stock or Convertible Securities, and all other securities having equity features, such as convertible notes or notes issued in conjunction with options or warrants; provided that "NEW SECURITIES" shall not include:

            (a) securities issued upon the conversion of any shares of the Convertible Securities;

            (b) securities issued to the Company's employees or officers or directors or outside consultants or contractors pursuant to a plan, agreement or arrangement duly approved by the Board, including the approval of at least two (2) of the Preferred Directors;

            (c) securities issued or issuable pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof;

            (d) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board, including the approval of at least two (2) of the Preferred Directors;

            (e) securities issued to effect any stock split, stock dividend or recapitalization of the Company;

            (f) securities issued in connection with any borrowings, direct or indirect, from financial institutions or other persons by the Company, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board, including the approval of at least two (2) of the Preferred Directors;

            (g) securities issued in connection with the acquisition of all or a substantial portion of the assets or the business of another entity by the Company, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board, including the approval of at least two (2) of the Preferred Directors;

            (h) securities issued in connection with a corporate partnering transaction, strategic alliance, technology acquisition or transfer, or similar transaction, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board, including the approval of at least two (2) of the Preferred Directors;

            (i)   securities issued pursuant to a Qualified Public Offering;

            (j) securities issued under Section 1.2 or Section 1.3 of the Purchase Agreement at the Second Closing or the Series C-1 Closing (as such terms are defined in the Purchase Agreement); and

            (k) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (a) through (j) above.

            4.1.3. Notices. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice (the "NOTICE") of its intention, describing the type of New Securities, the price, and the principal terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the delivery of the Notice to agree to purchase up to the Investor's ROFR Pro Rata Share plus any Oversubscription Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities and Oversubscription Securities to be purchased.

            4.1.4. Failure to Exercise Right. In the event an Investor does not elect to purchase all of such Investor's ROFR Pro Rata Share of the New Securities pursuant to Section 4.1.1 and such New Securities are not purchased by other Investors, the Company shall have ninety (90) days after the last date on which any Investor's right to purchase lapsed to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities respecting which such Investor's option was not exercised, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Company has not sold the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investors in the manner provided in this Section 4.1.

      4.2 Right to Purchase in Connection with Initial Public Offering.

            4.2.1. Generally. Subject to (i) the approval of the underwriter selected to run the books of the Company's initial Qualified Public Offering, and (ii) the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any other regulatory authority in effect at the time of the initial Qualified Public Offering not requiring otherwise or imposing any requirements that the Company reasonably determines to be unduly burdensome, the Company will use its commercially reasonable efforts to (A) establish a directed share program covering five percent (5%) of the shares sold in the Qualified Public Offering (or such lesser percentage as may be required by the NASD and applicable regulatory authorities)(excluding any shares sold upon exercise of the underwriters' overallotment option), of which fifty percent (50%) shall be allocated to the Major Investors (the "DIRECTED Shares"); and (B) provide to each Major Investor the opportunity to purchase from the underwriters, at the initial offering price paid by the public to the underwriters (the "OFFERING PRICE"), such Major Investor's IPO Pro Rata Share of the Directed Shares. For the purposes of this Section 4.2, a Major Investor's pro rata share (the "IPO PRO RATA SHARE") shall be determined as follows: a Major Investor's IPO Pro Rata Share shall be equal to that number of Directed Shares to be sold multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Major Investor (including shares of Common Stock issuable upon the conversion of all Convertible Securities and the exercise of all options and warrants owned by such Major Investor) and the denominator of which shall be the total number of shares of the Company's Common Stock owned by all Major Investors (including shares of Common Stock issuable upon the conversion of all Convertible Securities and the exercise of all options and warrants owned by all Major Investors). In no event shall the rights and obligations of the parties in this Section 4.2 apply if the initial Qualified Public Offering occurs within one (1) year of the date of this Agreement.

            4.2.2. Cutback. All Directed Shares sold to Major Investors pursuant to this Section 4.2 shall be included in the Registration Statement. However, the number of Directed Shares may be partially or completely cutback to the extent deemed necessary to the success of the Qualified Public Offering by the managing underwriter, in its sole discretion. If the number of Qualified Public Offering Shares is partially cutback by the managing underwriter, each Major Investor shall be entitled to purchase its IPO Pro Rata Share of such number of Directed Shares which remain available following the cutback.

            4.2.3. Notices. The Company shall give notice of the Qualified Public Offering to all Major Investors within fifteen (15) days of the filing of the Registration Statement that includes the proposed price range and the proposed number of shares to be offered. Within seven (7) days after the giving of such notice by the Company, each Major Investor which may desire to purchase any Directed

Shares pursuant to this Section 4.2 must deliver to the underwriter identified in the Company's notice an indication of interest stating the number of Directed Shares that such Major Investor may elect to purchase. Such indication of interest shall not be legally binding, but if not withdrawn prior to the Offering Commencement (as defined below) shall become at such time an acceptance by the Major Investor of the Company's offer to sell (through the underwriters) the number of Directed Shares stated in the indication of interest and thereupon shall be binding on such Major Investor. The "OFFERING COMMENCEMENT" means the later of (i) the time at which the Registration Statement becomes effective and
(ii) two hours after notification to the Major Investor of the determination of the Offering Price by the Company and the underwriters by telephone, email or telecopy.

            4.2.4. Market Standoff. Each Major Investor agrees to comply with the market stand-off provisions set forth in Section 3.9 with respect to any Directed Shares purchased by such Major Investor.

            4.2.5. Private Placement. Subject to Section 4.2.6 below, if the rights provided to the Major Investors above shall not be enforceable by them for any reason, then the Major Investors shall have the opportunity to purchase, and the Company hereby agrees to use its commercially reasonable efforts to sell, the number of shares of common stock that such Major Investor would have otherwise been able to purchase in Section 4.2.1 above which shall close immediately prior to the consummation of the Qualified Public Offering at the Offering Price less a reasonable illiquidity discount to be determined by the parties in good faith, the percentage of which discount shall not exceed the percentage underwriters' discount for the Qualified Public Offering. The Company shall take all commercially reasonable actions and execute and file all documents and instruments reasonably necessary to effectuate the private placement. The securities issued to the Major Investors in such private placement shall be deemed to be Registrable Securities and shall be subject to the rights and obligations provided to such securities herein.

            4.2.6. Enforceability. Notwithstanding anything herein to the contrary, the rights provided to the Major Investors pursuant to this Section
4.2 shall not be enforceable by them (a) to the extent they are found to be materially inconsistent with the regulations and policies of the Commission, the NASD or other regulatory authority as in effect at the time of the Qualified Public Offering, (b) to the extent they would on the basis of Commission staff comments prevent the Registration Statement from being declared effective, (c) to the extent the managing underwriters determine that the exercise of such rights could materially adversely affect the offering price in the Qualified Public Offering or (d) if inclusion of the Directed Shares or the consummation of such concurrent private offering could have the effect of causing the Qualified Public Offering to fail to constitute a bona fide good faith public distribution of the shares to be sold in the Qualified Public Offering.

            4.2.7. Not an Offer to Sell. The foregoing provisions are not intended to be, and shall not be construed as, an offer by the Company to sell the Directed Shares. Any such offer will be made pursuant to the applicable requirements of the federal securities laws, the rules and regulations of the Commission and the NASD, and all other applicable laws, rules and regulations, as well as the provisions of this Section 4.2.

      4.3 Rights of Affiliated Investors. For the purposes of this Section 4, Investors who are Affiliates of one or more other Investors shall, at the election of an Investor and one or more such Affiliates, be treated as a group (an "INVESTOR GROUP"). Members of an Investor Group shall have the right to reallocate the rights granted by this Section 4 among themselves as they determine.

      4.4 Assignment. The rights set forth in this Section 4 may not be assigned or transferred, except that each Investor shall have the right to assign its right to purchase securities under this Section 4 to any Affiliate of such Investor; provided such Affiliate agrees in writing with the Company and the

Investors, prior to and as a condition precedent to such transfer, to be bound by all the provisions of Sections 3.9, 5 and 6 of this Agreement.

      4.5 Termination. The rights granted under this Section 4 shall not apply to, and shall terminate on and be of no further force or effect upon the effective date of the Company's registration statement filed in connection with the Company's first Qualified Public Offering.

SECTION 5. TRANSFERS OF SECURITIES BY INVESTORS.

      5.1 Notices. If any Investor (the "TRANSFEROR") proposes to sell, assign, hypothecate or otherwise transfer (a "TRANSFER") any securities of the Company owned by such Investor from and after the date of this Agreement, other than pursuant to the provisions of Section 5.6 of this Agreement, the Transferor shall first give each of the other Investors the right to purchase such securities by delivering to them a written offer which shall state the price and other terms and conditions of the proposed Transfer. If the Transferor proposes to Transfer the securities for consideration other than solely cash and/or promissory notes, the offer to the Investors shall, to the extent of such consideration, permit each Investor to pay in lieu thereof, cash equal to the fair market value of such consideration, and the offer shall state the estimate of such fair market value as determined by the Board. The Transferor shall fix the period of the offer which shall be a minimum of thirty (30) days or such longer period as is necessary to determine the fair market value of the consideration referred to in the preceding sentence.

      5.2 Acceptance of Offer. An Investor may accept an offer ("PURCHASING INVESTOR") only by giving written notice to the Transferor before the offer expires that such Purchasing Investor has accepted the offer to purchase some or all of the securities offered (the "ACCEPTED SECURITIES"); provided, however, that the maximum number or amount of securities a Purchasing Investor shall be entitled to purchase shall be equal to that number or amount of securities to be transferred multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Purchasing Investor (including shares of Common Stock issuable upon the conversion of all Convertible Securities and the exercise of all options and warrants owned by such Investor) and the denominator of which shall be the aggregate number of shares of Common Stock held by all Investors (including shares of Common Stock issuable upon the conversion of all Convertible Securities and the exercise of all options and warrants owned by all Investors), excluding the Transferor's shares of Common Stock. Notwithstanding the foregoing, any Purchasing Investor may, at the time it accepts the offer, subscribe to purchase any or all securities offered which may be available as a result of the rejection, or partial rejection, of the offer by other Investors, which securities shall be allocated on a pro rata basis among those Purchasing Investors subscribing to purchase them.

      5.3 Allocation of Securities and Payment. Promptly following the expiration of an offer, the Transferor shall allocate the securities subscribed for among the Purchasing Investors accepting or partially accepting the offer, pro rata, based upon their respective holdings as aforesaid, and shall by written notice (the "ACCEPTANCE NOTICE") advise all Purchasing Investors of the number or amount of securities allocated to each of the Purchasing Investors. Within ten (10) days following receipt of the Acceptance Notice, each of the Purchasing Investors shall deliver to the Transferor payment in full for the Accepted Shares purchased by it against delivery by the Transferor to each Purchasing Investor of a certificate or certificates evidencing the Accepted Securities purchased by it.

      5.4 Failure to Exercise. To the extent an offer pursuant to Section 5.1 is not accepted by the other Investors, the Transferor may, for a period of ninety
(90) days thereafter, transfer the unaccepted securities, or any of them, at or above the price, and upon the other terms and conditions specified in such offer, to any Person or Persons; provided that such Person or Persons agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.

      5.5 Assignment. The right of first refusal set forth in this Section 5 may not be assigned or transferred, except that each Investor shall have the right to assign its rights to purchase such securities under this Section 5 to any Affiliate of such Investor; provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such assignment, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.

      5.6 Permitted Transfers.

            (a) Notwithstanding anything to the contrary contained herein, any Investor which is a partnership may transfer, without first offering any securities of the Company to any other Investor, all or any of its securities to any of its Affiliates or successor funds or to a partner, limited partner or retired partner of such partnership or to the estate of any such partner or transfer by will or intestate succession to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse; provided such transferee agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.

            (b) Notwithstanding anything to the contrary contained herein, any Investor which is a corporation may Transfer, without first offering any securities of the Company to any other Investor, all or any of its securities to any of its Affiliates, provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.

            (c) Notwithstanding anything to the contrary contained herein, any Investor who is an individual may Transfer, without first offering any securities of the Company to any other Investor, all or any of his or her securities to his or her spouse or their spouse's siblings, lineal descendants or ancestors, nieces or nephews, or any entity that is an Affiliate of such Investor; provided such transferee agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.

      5.7 Termination. The right of first refusal granted under this Section 5 shall expire upon the effective date of the Company's registration statement filed in connection with the Company's first Qualified Public Offering and shall not be applicable to any shares sold pursuant thereto.

SECTION 6. MISCELLANEOUS.

      6.1 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company, the Investors and the Holders concerning Registration rights, including, without limitation, the Prior Rights Agreement, is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

      6.2 Aggregation of Stock. All Convertible Securities and Registrable Securities held or acquired by affiliated entities or persons shall be aggregate together for the purpose of determining the availability of any rights under this Agreement.

      6.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA BY CALIFORNIA RESIDENTS.

      6.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6.5 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

      6.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by registered or certified mail (or airmail, if notice shall be sent outside the United States), postage prepaid, or two (2) days after delivery to a nationally known air courier company, addressed (i) if to the Company, to the Company's address as set forth below the Company's name on the signature page of this Agreement and (ii) if to an Investor, to such Investor's address as set forth on the signature page of this Agreement, or at such other address as the Company or such Investor may designate by ten (10) days, advance written notice to the other parties hereto. Any notice sent outside the United States shall also be telexed or telecopied.

      6.7 Amendment of Agreement; Waivers. Subject to Section 3.7, any provision of this Agreement may be amended or waived by a written instrument signed by the Company and by Persons holding at least two-thirds (2/3) in interest of the Convertible Securities. Any amendment or waiver effected in accordance with
Section 3.7 or this Section 6.7 shall be binding upon the Company and all Holders and each of their respective successors and assigns.

      6.8 Amendment and Termination of Prior Rights Agreement. The Prior Rights Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and Persons holding at least a majority of the "Convertible Securities" under the Prior Rights Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Rights Agreement (including, without limitation, the rights of first refusal set forth in Section 4 of the Prior Rights Agreement) are hereby waived, released and terminated in their entirety and shall have no further force and effect (including, without limitation, with respect to the Series C Preferred Stock or Series C-1 Preferred Stock issued pursuant to the Purchase Agreement).

      6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series C Preferred Stock or Series C-1 Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series C Preferred Stock or Series C-1 Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder and Schedule A shall be amended accordingly.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      COMPANY:

                                      SOMAXON PHARMACEUTICALS, INC.



                                      By: /s/ Kenneth Cohen
                                          --------------------------------------
                                          Kenneth Cohen,
                                          President and Chief Executive Officer

                                      Address: 12750 High Bluff Drive, Suite 310
                                               San Diego CA 92130
                                               Fax No.:  (858) 509-1589


                          SOMAXON PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             INVESTORS:

                             MPM BIOVENTURES III, L.P.

                             By:   MPM BIOVENTURES III GP. L.P.,
                                   its General Partner
                             By:   MPM BIOVENTURES III LLC,
                                   its General Partner


                             By:   /s/ [Illegible]
                                   --------------------------------------
                             Name:
                             Title:  Series A Member




                             MPM BIOVENTURES III - QP, L.P.

                             By:   MPM BIOVENTURES III GP, L.P.,
                                   its General Partner
                             By:   MPM BIOVENTURES III LLC,
                                   its General Partner

                             By:   /s/ [Illegible]
                                   --------------------------------------
                             Name:
                             Title:  Series A Member



                             MPM BIOVENTURES III GMBH & CO.
                             BETEILIGUNGS KG

                             By:   MPM BIOVENTURES III GP, L.P.,
                                   in its capacity as the
                                   Managing Limited Partner
                             By:   MPM BIOVENTURES III LLC,
                                   its General Partner

                             By:   /s/ [Illegible]
                                   --------------------------------------
                             Name:
                             Title:  Series A Member


                             Address:  c/o MPM Capital
                                       601 Gateway Blvd., Suite 350
                                       South San Francisco, CA 94080






                          SOMAXON PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             INVESTORS:

                             MPM BIOVENTURES III PARALLEL FUND, L.P.

                             By:   MPM BIOVENTURES III GP, L.P.,
                                   its General Partner
                             By:   MPM BIOVENTURES III LLC,
                                   its General Partner


                             By:   /s/ [Illegible]
                                   --------------------------------------
                             Name:
                             Title:  Series A Member


                             MPM ASSET MANAGEMENT INVESTORS 2005
                             BVIII LLC

                             By:   /s/ [Illegible]
                                   --------------------------------------
                             Name:
                             Title:  Manager



                             MPM BIOEQUITIES MASTER FUND, L.P.

                             By:   MPM BioEquities GP, L.P.,
                                   its General Partner
                             By:   MPM BioEquities GP LLC,
                                   its General Partner

                             By:   /s/ Robert W. Liptak
                                   --------------------------------------
                             Name:   Robert W. Liptak
                             Title:  Manager


                             Address:  c/o MPM Capital
                                       601 Gateway Blvd., Suite 350
                                       South San Francisco, CA 94080






                          SOMAXON PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             INVESTORS:



                             /s/ Jeffrey Raser
                             ------------------------------------------
                             Name: Jeffrey Raser


                             Address:  P.O. Box 8952
                                       Rancho Santa Fe, California 92067
                                       Fax No.:
                                               -------------------------





                          SOMAXON PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             INVESTORS:

                             PROSPECT VENTURE PARTNERS III, LP
                             By:   /s/ David M. Schnell, M.D.
                             By:   Prospect Management Co. III, LLC
                                   --------------------------------------
                             Name: David M. Schnell, M.D.
                                   --------------------------------------
                             Title:  Managing Member
                                   --------------------------------------



                             Address:  c/o Prospect Venture Partners
                                       435 Tasso Street, Suite 200
                                       Palo Alto, CA 94301






                          SOMAXON PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             INVESTORS:

                             MEG M. MCGILLEY TRUST AGREEMENT DATED
                             OCTOBER 29, 1996


                             By:    /s/ Meg McGilley
                                    --------------------------------------
                                    Meg McGilley
                                    Trustee

                             Address:  2927 Segovia Way
                                       Carlsbad, California 92009
                                       Fax No.: (760) 525-6163






                          SOMAXON PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             INVESTORS:

                             VP COMPANY INVESTMENTS 2004, LLC


                             By:   /s/ Alan C. Mendelson
                                   --------------------------------------
                             Name:  Alan C. Mendelson
                             Title:  Managing Member



                             Address:  555 W. Fifth Street, Ste. 800
                                       Los Angeles, CA 90013-1010
                                       Attention: Grant Johnson
                                       Facsimile: (213)891-7123







                          SOMAXON PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   Domain Partners VI, L.P.

                                   By: One Palmer Square Associates VI,
                                       L.L.C., its General Partner

                                   By: /s/ Kathleen K. Schoemaker
                                       --------------------------------------
                                       Kathleen K. Schoemaker
                                       Managing Member

                                   Address: c/o Domain Associates, L.L.C.
                                            One Palmer Square
                                            Princeton, New Jersey 08542
                                            Attn: Jesse I. Treu
                                            Fax No.: (609) 683-9789

                                   With a copy to: Domain Associates, L.L.C.
                                                   One Palmer Square
                                                   Princeton, New Jersey 08542
                                                   Attn: Kathleen K. Schoemaker
                                                   Fax No.: (609) 683-9789


                          SOMAXON PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   DP VI Associates, L.P.

                                   By: One Palmer Square Associates VI,
                                       L.L.C., its General Partner

                                       By: /s/ Kathleen K. Schoemaker
                                           -------------------------------------
                                           Kathleen K. Schoemaker,
                                           Managing Member

                                   Address: c/o Domain Associates, L.L.C.
                                            One Palmer Square
                                            Princeton, New Jersey 08542
                                            Attn: Jesse I. Treu
                                            Fax No.: (609) 683-9789

                                   With a copy to: Domain Associates, L.L.C.
                                                   One Palmer Square
                                                   Princeton, New Jersey 08542
                                                   Attn:  Kathleen K. Schoemaker
                                                   Fax No.:  (609) 683-9789


                          SOMAXON PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   CDIB BIOSCIENCE VENTURES I, INC.

                                   By: /s/ Benny Hu
                                       -----------------------------------------
                                       Benny Hu
                                       Chairman

                                   Address: c/o CDIB BioScience Venture
                                            Management
                                            30th Floor, 99 Tun Hwa South Rd.
                                            Section 2
                                            Taipei, Taiwan
                                            Attn: Angela Hsieh
                                            Fax No.: 886-2-27547708


                          SOMAXON PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   FOG CITY FUND LLC

                                   By: FOG CITY MANAGEMENT LLC
                                       Its Managing Member

                                   By:    /s/ Nancy Olson
                                       ---------------------------------------
                                       Nancy Olson
                                       Managing Member

                                   Address:  2100 Green Street # 102
                                             San Francisco, CA 94123
                                             Fax No.: (415) 885-1153




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   WINDAMERE III, LLC



                                   By:    /s/ Scott L. Glenn
                                       ---------------------------------------
                                       Scott L. Glenn,
                                       Managing Member

                                   Address:  c/o Windamere Venture Partners
                                             6402 Cardeno Drive
                                             La Jolla, CA 92037
                                             Fax No.: (858) 456-2295




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 INVESTORS:

                                 MONTREUX EQUITY PARTNERS II SBIC, LP

                                 By: Montreux Equity Management II SBIC, LLC,
                                     Its General Partner



                                 By:    /s/ Daniel K. Turner, III
                                     ---------------------------------------
                                     Daniel K. Turner, III
                                     Managing Member


                                 Address: 3000 Sand Hill Road, Bld. 1 Suite 260 Menlo Park, California 94025
                                           Fax No.: (650) 234-1250




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 INVESTORS:

                                 MONTREUX EQUITY PARTNERS III SBIC, LP

                                 By: Montreux Equity Management III SBIC, LLC,
                                     Its General Partner



                                 By:    /s/ Daniel K. Turner, III
                                     ---------------------------------------
                                     Daniel K. Turner, III
                                     Managing Member


                                 Address: 3000 Sand Hill Road, Bld. 1 Suite 260 Menlo Park, California 94025
                                           Fax No.: (650) 234-1250




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   HALE FAMILY TRUST UTD 2/10/86



                                   By:    /s/ David F. Hale
                                       ---------------------------------------
                                       David F. Hale,
                                       Trustee

                                   Address:  P.O. Box 8925
                                             17079 Circa del Sur
                                             Rancho Santa Fe, California 92067
                                             Fax No.: (760) 431-7917




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   GARNER FAMILY TRUST UTD 10/21/87 AS
                                   RESTATED 8/9/01


                                   By:    /s/ Cam L. Garner
                                       ---------------------------------------
                                       Cam L. Garner,
                                       Trustee

                                   Address:  5949 Greensview Court
                                             Rancho Santa Fe, CA 92067
                                             Fax No.: (858) 756-9518




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   WILLIAM A. ROPER, JR., and
                                   MELANIE A. ROPER TRUST UTD 10/18/01


                                   By:    /s/ William A. Roper
                                       ---------------------------------------
                                       William A. Roper, Jr.,
                                       Trustee

                                   Address:  4242 Campus Point Court
                                             San Diego, California 92121
                                             Fax No.: (858) 826-2222




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   LATHAM & WATKINS LLP


                                   By:    /s/ Christopher L. Kaufman
                                       ---------------------------------------
                                   Christopher L. Kaufman

                                   Address:  520 South Grand Avenue, Suite 200
                                             Los Angeles, CA 90071-2610
                                             Fax No.: (213) 891-7123




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                       /s/ Scott N. Wolfe
                                   -------------------------------------------
                                   Scott N. Wolfe

                                   Address:  c/o Latham & Watkins LLP
                                             12636 High Bluff Drive, Suite 300
                                             San Diego, California 92130-2071
                                             Fax No.: (858) 523-5450




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                       /s/ Cheston J. Larson
                                   -------------------------------------------
                                   Cheston J. Larson

                                   Address:  c/o Latham & Watkins LLP
                                             12636 High Bluff Drive, Suite 300
                                             San Diego, California 92130-2071
                                             Fax No.: (858) 523-5450




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                       /s/ Robert E. Burwell
                                   -------------------------------------------
                                   Robert E. Burwell

                                   Address:  c/o Latham & Watkins LLP
                                             12636 High Bluff Drive, Suite 300
                                             San Diego, California 92130-2071
                                             Fax No.: (858) 523-5450




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                       /s/ Barry M. Clarkson
                                   -------------------------------------------
                                   Barry M. Clarkson

                                   Address:  c/o Latham & Watkins LLP
                                             12636 High Bluff Drive, Suite 300
                                             San Diego, California 92130-2071
                                             Fax No.: (858) 523-5450




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   THE SIMPSON FAMILY TRUST UDT 12/30/98


                                   By:    /s/ Adam K. Simpson
                                       ---------------------------------------
                                   Adam K. Simpson,
                                       Trustee

                                   Address:  c/o Latham & Watkins LLP
                                             12636 High Bluff Drive, Suite 300
                                             San Diego, California 92130-2071
                                             Fax No.: (858) 523-5450




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   STEPHENS, INC. CUSTODIAN OF THE JAMES
                                   GILSTRAP IRA


                                   By:    /s/ James Gilstrap
                                       ---------------------------------------
                                       James Gilstrap

                                   Address:  5067 Shore Drive
                                             Carlsbad, California 92008
                                             Fax No.: (760) 431-2424




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTORS:

                                   BAVP, L.P.
                                   By: BA Venture Partners VI, LLC,
                                       its general partner


                                   By: /s/ Louis C. Bock
                                       ---------------------------------------

                                   Name:  Louis C. Bock
                                         -------------------------------------
                                       Its: Managing Director

                                   Address:  950 Tower Lane, Suite 700
                                             Foster City, California  94404
                                             Fax No.: (650) 378-6040




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTOR SOLELY FOR PURPOSES OF SECTION 4:


                                       /s/ Neil B. Kavey, M.D.
                                   -------------------------------------------
                                   Neil B. Kavey, M.D.


                                   Address:  26 W. Orchard
                                             Chappaqua, NY 10514
                                             Fax No.: (914) 666-6172




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   INVESTOR SOLELY FOR PURPOSES OF SECTION 4:


                                       /s/ Terry Cobb
                                   -------------------------------------------
                                   Terry Cobb

                                   Address:  Box 881117
                                             Steamboat Springs, Co. 80488




                          SOMAXON PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE